Exhibit 99.2


                              CIMETRIX INCORPORATED

             FIRST AMENDED AND RESTATED DIRECTOR STOCK OPTION PLAN,
                                   AS AMENDED
                             Effective April 1, 2003


1. PURPOSE OF THE PLAN. This instrument is intended to amend and restate in its entirety the Company's director stock option plan first adopted in 1998 and amended from time to time thereafter. The purpose of this First Amended and Restated Director Stock Option Plan is to attract and retain the best available personnel to serve as Outside Directors (as defined below) of the Company. All options granted hereunder will be "non-statutory stock options."

     2. DEFINITIONS. As used herein, the following definitions will apply:

          (a) "BOARD" means the Board of Directors of the Company.

          (b) "CHANGE IN CONTROL" means (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of the beneficial ownership of more than fifty percent (50%) of the outstanding securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; (iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (iv) a complete liquidation or dissolution of the Company or (v) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such a merger.

          (c) "CODE" means the Internal Revenue Code of 1986, as amended.

          (d) "COMMON STOCK" means the Common Stock of the Company.

          (e) "COMPANY" means Cimetrix Incorporated, a Nevada corporation.

          (f) "CONTINUOUS STATUS AS A DIRECTOR" means the absence of any interruption or termination of service as a Director.

          (g) "DIRECTOR" means a member of the Board.

          (h) "EMPLOYEE" means any person, including an officer or Director, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company will not be sufficient in and of itself to constitute "employment" by the Company.


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          (i)  "EXCHANGE  ACT" means the  Securities  Exchange  Act of 1934,  as amended.

          (j) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers. Inc. Automated Quotation ("NASDAQ") Systems, the Fair Market Value of a Share of Common Stock will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported by the Wall Street Journal or such other source as the Board deems reliable;

               (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked priced for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable; or

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Board.

     (k) "OPTION" means a stock option granted pursuant to the Plan.

     (l) "OPTIONED STOCK" means the Common Stock subject to an Option.

     (m) "OPTIONEE" means an Outside Director who receives an Option.

     (n) "OUTSIDE DIRECTOR" means a Director who is not an Employee.

     (o) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (p) "PLAN"  means this First  Amended and  Restated  Director  Stock Option
Plan.

     (q) "POOL" has the meaning set forth in Section 3 of this Plan.


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     (r) "SHARE"  means a share of the Common  Stock,  as adjusted in accordance with Section 10 of this Plan.

     (s) "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. STOCK SUBJECT TO THE PLAN.

     (a) Subject to the provisions of Section 10 of this Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,000,000 Shares (the "Pool") of Common Stock. Prior to March 20, 2003, the Pool was 400,000. The Board increased the Pool to 1,000,000 in a March 20, 2003 Board resolution.

     (b) The Shares may be authorized but unissued, or reacquired, Common Stock.

     (c) If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were covered by that Option will, unless this Plan has been terminated, become available for future grant under this Plan.

4. ADMINISTRATION OF AND GRANTS OF OPTIONS UNDER THE PLAN.

     (a) ADMINISTRATOR. Except as otherwise required herein, this Plan will be administered by the Board.

     (b) PROCEDURE FOR GRANTS. All grants of Options hereunder will be automatic and non-discretionary and will be made strictly in accordance with the following provisions:

          (i) During the term of this Plan and provided there is Continuous Service as a Director, each Outside Director will be granted annually an Option to purchase 50,000 Shares. The Board of Directors will select the annual date of grant for each Outside Director.

          (ii) Except as otherwise set forth in Section 18 below, the terms of each Option granted hereunder will be as follows:

               (A) the term of the Option will be five (5) years, unless extended by the Board;

               (B) the Option will be exercisable while the Outside Director remains a Director of the Company and for a period of two (2) years from the date Optionee's Continuous Status as a Director terminates, as set forth in Section 8 hereof, and only to the extent that the Optionee is entitled to exercise the Option at the date of such termination (but in no event later than the expiration of its term);


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               (C) the  exercise  price per Share will be not less than the Fair
          Market Value per Share on the date of grant of the Option; and

               (D) each Option grant will become vested and exercisable at the rate of 1/12th of the Optioned Stock per month, so that 100% of the Optioned Stock granted under any Option grant will be fully vested and exercisable one year after the date of grant of the Option, assuming Continuous Status as a Director.

     (c) POWERS OF THE BOARD. Subject to the provisions and restrictions of this Plan, the Board will have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Subsection 2(j) of this Plan, the Fair Market Value of the Common Stock; (ii) to interpret this Plan; (iii) to prescribe, amend and rescind rules and regulations relating to this Plan; (iv) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (v) to make all other determinations deemed necessary or advisable for the administration of this Plan.

     (d)  EFFECT  OF  BOARD'S  DECISION.   All  decisions,   determinations  and
interpretations of the Board will be final.

5. ELIGIBILITY.

     (a) Options may be granted only to Outside Directors. All Options will be automatically granted in accordance with the terms set forth in Subsection 4(b) hereof. An Outside Director who has been granted an option may, if he or she is otherwise eligible, be granted an additional Option or Options in accordance with the provisions of this Plan.

     (b) This Plan does not and will not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor will it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

6. TERM OF PLAN. This Plan, as amended and restated, became effective as of the date first shown above and will continue in effect until all Options under this Plan have been exercised and no further Shares remain available in the Pool, unless this Plan is sooner terminated under Section 12 below.

7. CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, will be determined by the Board and may consist entirely of (i) cash; (ii) check; (iii) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option will be exercised and which, in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than 12 months on the date of surrender; (iv) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price; (v) by a combination of the foregoing methods of payment; or (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law.

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8. EXERCISE OF OPTION.

     (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER.

          (i) Any Option granted hereunder will be exercisable at such times as are set forth in Subsection 4(b) hereof.

          (ii) An Option may not be exercised for a fraction of a Share.

          (iii) An Option will be deemed to be exercised when all of the following have been received by the Secretary of the Company:

               (A) written notice of exercise in accordance with the terms of the Option by the person entitled to exercise the Option;

               (B) full payment for the Shares in accordance with Section 7 above; and

               (C) an irrevocable subscription agreement, in form and substance satisfactory to the Company, executed by the person entitled to exercise the option.

          (iv) Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.

          (v) A share certificate for the number of Shares so acquired will be issued to the Optionee as soon as practicable after exercise of the Option.

          (vi) No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of this Plan.

          (vii) Exercise of an Option in any manner will result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Options is exercised.

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     (b)  TERMINATION  OF  CONTINUOUS  STATUS AS A  DIRECTOR.  If an  Optionee's
Continuous Status as a Director terminates, the Optionee may exercise his or her Option but only within two (2) years from the date of such termination, and only to the extent that the Optionee is entitled to exercise it at the date of such termination ( but in no event later than the expiration of its term). To the extent that the Optionee was not entitled to exercise an Option at the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option will terminate.

9. NON-TRANSFERABILITY OF OPTIONS. The Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will, by law of descent or distribution or pursuant to qualified domestic relations order, and may be exercised, during the lifetime of the Optionee, only by the Optionee or a permitted transferee.

10. ADJUSTMENTS FOR CHANGES IN CAPITALIZATION. If the stock of the Company is changed by reason of any stock split, reverse stock split, recapitalization, or other change in the capital structure of the Company, or converted into or exchanged for other securities as a result of any merger, consolidation or reorganization, or if the outstanding number of shares of stock of the Company is increased through payment of a stock dividend, appropriate proportionate adjustments will be made in the number and class of shares of stock subject to the Plan, and the number and class of shares subject to any Options outstanding; provided, however, that the Company will not be required to issue fractional shares as a result of any such adjustment. Any such adjustment will be made upon approval by the Board, whose determination will be conclusive. If there is any other change in the number or type of the outstanding shares of stock of the Company, or of any other security into which such stock will have been changed or for which it will have been exchanged, and if the Board in its sole discretion determines that such change equitably requires an adjustment will be made in accordance with the determination of the Board. No adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its stock or securities convertible into or exchangeable for shares of its stock.

11. CHANGE IN CONTROL.

     (a) In the event of a Change in Control of the Company, if the Change of Control is not approved by a majority of the Directors, the Board will cause written notice of the proposed transaction to be given to all Optionees not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction and, concurrent with the effective date of the proposed transaction, all Options will be accelerated and concurrent with such date the holders of such Options will have the right to exercise such Options in respect to any or all Shares subject thereto.

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     (b) The Board in its discretion  may, at any time an Option is granted,  or at any time thereafter (regardless of its acceleration or non-acceleration), take one or more of the following actions: (i) provide for the purchase of each Option for an amount of cash or other property that could have been received upon the exercise of the Option, (ii) adjust the terms of the Option in a manner determined by the Board to reflect the Change in Control, (iii) cause the Option to be continued or assumed, or new rights substituted therefor, by the surviving or another entity, through the continuance of the Plan and the continuation or assumption of outstanding Options or the substitution for such Options of new options of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and exercise prices, in which event the Plan and such Options, or the new options substituted therefor, will continue in the manner and under the terms so provided, (iv) provide that such Option will be accelerated in any event upon the effective date of the Change in Control; or (v) make such other provision as the Board may consider equitable.

12. AMENDMENT AND TERMINATION OF THE PLAN.

     (a) AMENDMENT AND TERMINATION. The Board may at any time increase the number of Shares in the Pool, and may amend, alter, suspend or discontinue this Plan; but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law or regulation, the Company will obtain stockholder approval of any Plan amendment in such a manner and to such a degree as may be required.

     (b) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan will not affect Options already granted and such Options will remain in full force and effect as if this Plan had not been amended or terminated.

13. TIME OF GRANTING OPTIONS. The date of grant of an Option will, for all purposes, be the date determined in accordance with the Subsection 4(b) hereof. Notice of the determination will be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

14. CONDITIONS UPON ISSUANCE OF SHARES.

     (a) Shares will not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto will comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws and the requirements of any stock exchange or market system upon which the Shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.


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     (b) As a condition  to the  exercise of an Option,  the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     (c) Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

15. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

16. OPTION AGREEMENT. Options will be evidenced by written option agreements in such form as the President approves.

17. NO STOCKHOLDER APPROVAL. The adoption and implementation of this Plan are not to subject to shareholder approval.

18. OUTSTANDING OPTIONS. Exhibit A attached to this Plan sets forth options that are outstanding under this Plan as of September 30, 2003, as a result of previous option grants and term extensions given by the Board. The options summarized in Exhibit A will continue to be at the respective exercise prices and for the respective terms stated in Exhibit A, even though such prices and terms may differ from the provisions of this Plan.



                           CERTIFICATION BY SECRETARY

     The foregoing First Amended and Restated Option Plan was duly adopted by the Board of Directors of Cimetrix Incorporated on November 13, 2003, by unanimous consent resolution.

Date: November 13, 2003                                 /S/ C. Alan Weber
                                                        ------------------
                                                        C. Alan Weber
                                                        Secretary


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                                    EXHIBIT A
                              CIMETRIX INCORPORATED
             FIRST AMENDED AND RESTATED DIRECTOR'S STOCK OPTION PLAN
           OPTIONS OUTSTANDING UNDER THE PLAN AS OF SEPTEMBER 30, 2003



--------------------------------------------------------------------------------

Name                  Grant    Amount    Vested amount   Strike    Expiration
                      Date     Issued    as of 9/30/03   Price     Date
--------------------------------------------------------------------------------


Anderson, Lowell      5/1/98    24000       24000        $ 2.50     May-08
(Former Director)    6/29/99    24000       24000        $ 2.50     May-08
                     6/29/00    24000       24000        $ 3.50     May-08
                     7/31/01    50000       50000        $ 1.00     May-08
                    10/29/02    50000       50000        $ 0.35     May-08

Mackey, Randall       5/1/98    24000       24000        $ 2.50     May-08
(Former Director)    6/29/99    24000       24000        $ 2.50     May-08
                     6/29/00    24000       24000        $ 3.50     May-08
                     7/31/01    50000       50000        $ 1.00     May-08
                    10/29/02    50000       50000        $ 0.35     May-08

Lumia, Ron            5/1/98    24000       24000        $ 2.50     May-06
(Former Director)    5/16/98    50000       50000        $ 2.50     May-06
                     6/29/99    24000       24000        $ 2.50     May-06
                     6/29/00    24000       24000        $ 3.50     May-06
                      1/8/02    25000       25000        $ 1.00     January-07

Van drunen, Bill      5/1/98    24000       24000        $ 2.50     May-06
(Former Director)
                     6/29/99    24000       24000        $ 2.50     May-06
                     6/29/00    24000       24000        $ 3.50     May-06

Gommerman, Rich      7/31/01    50000       50000        $ 1.00     May-08
(Former Director)   10/29/02    50000       50000        $ 0.35     May-08

Johnson, Joe         7/31/01    50000       50000        $ 1.00     July-06
                    10/29/02    50000       45833        $ 0.35     October-07
                     8/14/03    50000        4166        $ 0.35     August-08

Chandler, Scott      8/14/03    50000        4166        $ 0.35     August-08

Weber, Alan          8/14/03    50000        4166        $ 0.35     August-08
-------------------------------------------------------------------------------
                         Total 913000

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                  FIRST AMENDMENT TO THE CIMETRIX INCORPORATED
              FIRST AMENDED AND RESTATED DIRECTOR STOCK OPTION PLAN
              ======================================================


     WHEREAS, Cimetrix Incorporated (the "Company") maintains the Cimetrix Incorporated First Amended and Restated Director Stock Option Plan (the "Plan") for the benefit of its officers and directors; and

     WHEREAS, the Company desires to amend the Plan to authorize an additional 100,000 shares of common stock to be made available for issuance under the Plan, thereby increasing from 1,000,000 to 1,100,000 the number of shares of the Company's common stock available for issuance under the Plan; and

     WHEREAS, the board of directors of the Company has approved the increase in the Plan's share reserve from 1,000,000 shares to 1,100,000 shares.

     NOW, THEREFORE, the Company hereby amends the Plan as follows effective as of May 21, 2004:

          1. Section 3(a) of the Plan is amended to read as follows:

          "Subject to the provisions of Section 10 of this Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,100,000 Shares (the "Pool") of Common Stock. Prior to May 21, 2004, the Pool was 1,000,000. The Board increased the Pool to 1,100,000 in a May 21, 2004 Board resolution."

     IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officer as of the 21st day of May, 2004.

                                   CIMETRIX INCORPORATED


                                   By:/S/ Robert H. Reback
                                      ----------------------------
                                   Its: President and Chief Executive Officer
                                   Name: Robert H. Reback



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